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                                                                    EXHIBIT 23.3



                    CONSENT OF DONALDSON, LUFKIN & JENRETTE


         We hereby consent to the reference to our firm under the caption "Experts" and to the use of our opinion, dated October 29, 1997, in the Registration Statement of DSC Communications Corporation ("DSC") on Form S-4 to be filed with the Securities and Exchange Commission on or about November 5, 1997, with respect to the fairness of the consideration to be received by the holders of CELCORE, Inc.'s ("CELCORE") capital stock in the proposed merger of DSC, CI Acquisition Company and CELCORE pursuant to the Agreement and Plan of Merger dated October 29, 1997.


DONALDSON, LUFKIN & JENRETTE

/s/ ERIK M. JENSEN
----------------------------
November 4, 1997





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